Exhibit 4.18

EXECUTION VERSION

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 1, 2012, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Credit Suisse AG, as collateral agent (the “Collateral Agent”) for the Secured First Lien Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into a Security Agreement, dated as of November 1, 2012, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “General Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the General Security Agreement.

WHEREAS, under the terms of the General Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, a security interest in, among other property, certain Copyrights (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Security Agreement for recording with the U.S. Copyright Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each copyright, whether registered or unregistered (“Copyrights”) owned by the Grantor, including, without limitation, copyrights in (A) all recordings of sound, whether or not coupled with a visual image, by any method or format and on any substance or material, whether now or hereafter known, which is used in the recording, production and/or manufacture of records or for any other exploitation of sound (“Recorded Music Copyrights”) and (B) all music compositions consisting of words and music, or any dramatic material and bridging passages, whether in form of instrumental and/or vocal music, prose or otherwise, irrespective of length (“Publishing Copyrights”), including, without limitation, each Copyright registration referred to in Schedule 1 hereto;

(ii) each exclusive written Copyright license to which the Grantor is a party, including, without limitation, each exclusive Copyright license referred to in Schedule 1 hereto;

(iii) any and all claims for damages and injunctive relief for past, present and future infringement, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(iv) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

SECTION 2. Security for Secured First Lien Obligations. The grant of continuing security interest in the Copyright Collateral by each Grantor under this Security Agreement secures the payment of all Secured First Lien Obligations of such Grantor, now or hereafter existing under or in respect of the Secured First Lien Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights record this Security Agreement.

SECTION 4. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the General Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The General Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 6. Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - COPYRIGHT]

Guarantors:

ROADRUNNER RECORDS INC.

T.Y.S., INC.

THE ALL BLACKS U.S.A., INC.

A. P. SCHMIDT CO.

ATLANTIC RECORDING CORPORATION

ATLANTIC/MR VENTURES INC.

ARMS UP INC.

BERNA MUSIC, INC.

BIG BEAT RECORDS INC.

CAFE AMERICANA INC.

CHAPPELL MUSIC COMPANY, INC.

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

ELEKTRA GROUP VENTURES INC.

EN ACQUISITION CORP.

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

INSIDE JOB, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

MM INVESTMENT INC.

NONESUCH RECORDS INC.

NON-STOP MUSIC HOLDINGS, INC.

NVC INTERNATIONAL INC.

OCTA MUSIC, INC.

PEPAMAR MUSIC CORP.

REP SALES, INC.

RESTLESS ACQUISITION CORP.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RODRA MUSIC, INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

THE RHYTHM METHOD INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

UNICHAPPELL MUSIC INC.

W.B.M. MUSIC CORP.

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNERSONGS, INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

J. RUBY PRODUCTIONS, INC.

SIX-FIFTEEN MUSIC PRODUCTIONS, INC.

SUMMY-BIRCHARD, INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

WBR MANAGEMENT SERVICES INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WEA EUROPE INC.

WEA INC.

WEA INTERNATIONAL INC.

WEA MANAGEMENT SERVICES INC.

WIDE MUSIC, INC.

WMG MANAGEMENT SERVICES INC.

ASYLUM RECORDS LLC

ATLANTIC MOBILE LLC

ATLANTIC PRODUCTIONS LLC

ATLANTIC SCREAM LLC

ATLANTIC/143 L.L.C.

BB INVESTMENTS LLC

BULLDOG ENTERTAINMENT GROUP LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CHORUSS LLC

CORDLESS RECORDINGS LLC

EAST WEST RECORDS LLC

FBR INVESTMENTS LLC

FOZ MAN MUSIC LLC

FUELED BY RAMEN LLC

LAVA RECORDS LLC

LAVA TRADEMARK HOLDING COMPANY LLC

MADE OF STONE LLC

PENALTY RECORDS, L.L.C.

PERFECT GAME RECORDING COMPANY LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

RHINO/FSE HOLDINGS, LLC

T-BOY MUSIC, L.L.C.

T-GIRL MUSIC, L.L.C.

THE BIZ LLC

UPPED.COM LLC

WARNER MUSIC DISTRIBUTION LLC

WMG TRADEMARK HOLDING COMPANY LLC

ARTIST ARENA LLC

FERRET MUSIC HOLDINGS LLC

FERRET MUSIC LLC

FERRET MUSIC MANAGEMENT LLC

FERRET MUSIC TOURING LLC

P & C PUBLISHING LLC

WARNER MUSIC NASHVILLE LLC

ATLANTIC PIX LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson

Title: Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - COPYRIGHT]

Guarantors (cont-d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel &
Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole
Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Member
By:	Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its
Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - COPYRIGHT]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel &
Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - COPYRIGHT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - COPYRIGHT]